The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Subject to completion, Pricing Supplement dated January 25, 2006

PROSPECTUS Dated January 25, 2006                                       Amendment No. 1 to Pricing Supplement No. 1 to
PROSPECTUS SUPPLEMENT                                                           Registration Statement Nos. 333-131266
Dated January 25, 2006                                                                         Dated            , 2006
                                                                                                        Rule 424(b)(2)

                                                       $
                                                     Morgan Stanley

                                           GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                      Senior Notes
                                                   -------------------

                                       Capital Protected Notes due February   , 2010
                                  Based on the Value of a Basket of Three Asian Indices

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $1,000 plus a supplemental redemption amount, if any, based on the increase, if any, in the average value of an equally-weighted basket consisting of the Nikkei 225(R) Index, the Hang Seng(R) Index, and the MSCI Taiwan Index(SM),
each of which we refer to as a basket index and collectively we refer to as the basket indices, as determined on ten specified determination dates over the term of the notes. In no event, however, will the payment at maturity be less than the principal amount of $1,000.

o    The principal amount and issue price of each note is $1,000.

o    We will not pay interest on the notes.

o    At maturity, you will receive the principal amount of $1,000 per note plus a supplemental redemption amount, if any, equal to (i) $1,000 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii) 130%, which we refer to as the participation rate.

     o    The initial basket value will equal the sum of (i) the closing value of the Nikkei 225 Index times the Nikkei
          225 Index multiplier, (ii) the closing value of the Hang Seng Index times the Hang Seng Index multiplier and
          (iii) the closing value of the MSCI Taiwan Index times the MSCI Taiwan Index multiplier. The basket will be equally-weighted among the basket indices and the initial basket value will be 100. The fractional value of each of the basket indices included in the basket will be determined by a multiplier, as set forth in this pricing supplement, based on the weightings and closing values of each of the basket indices on the index business day immediately succeeding the day we price the notes for initial sale to the public.

     o    The final average basket value will equal the arithmetic average of the basket closing values on
          May     , 2009, June    , 2009, July    , 2009, August   , 2009, September   , 2009, October   , 2009,
          November   , 2009, December   , 2009, January   ,2010 and February   , 2010 which we refer to as the
          determination dates.

          >    The basket closing value on any determination date will equal the sum of (i) the closing value of the
               Nikkei 225 Index on such determination date times the Nikkei 225 Index multiplier, (ii) the closing value of the Hang Seng Index on such determination date times the Hang Seng Index multiplier and (iii) the closing value of the MSCI Taiwan Index on such determination date times the MSCI Taiwan Index multiplier.

o    If the final average basket value is less than or equal to the initial basket value, you will receive only the principal amount of $1,000 and will not receive any supplemental redemption amount.

o    Investing in the notes is not equivalent to investing in the basket indices or their component stocks.

o    The notes will not be listed on any securities exchange.

o    The CUSIP number for the notes is 61747Y584.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-8.

                                                    ----------------
                                                       PRICE 100%
                                                    ----------------

                                                              Price to        Agent's          Proceeds to
                                                               Public      Commissions(1)        Company
                                                           ------------ ------------------- ---------------
Per note.................................................         %                %                %
Total....................................................         $                $                $

(1)  For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                                     MORGAN STANLEY

========================================================================================================================

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Description of Notes-Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has
not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National
Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

                                                          PS-2

========================================================================================================================

                                              SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of the Nikkei 225(R) Index, the Hang Seng(R) Index, and the MSCI Taiwan Index(SM). These notes combine features of debt and equity by offering at maturity 100% principal protection of the issue price with the opportunity to participate in the upside potential of the underlying index basket. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value over the initial basket value.

     "Nikkei 225(R) Index" is a trademark of Nihon Keizai Shimbun, Inc.; "Hang Seng(R) Index" is a trademark of Hang
Seng Data Services Limited and "MSCI Taiwan Index(SM)" is a service mark of Morgan Stanley Capital International. These trademarks and service marks have been licensed for use by Morgan Stanley.

Each note costs $1,000           We, Morgan Stanley, are offering you Capital Protected Notes due February     ,
                                 2010, Based on the Value of a Basket of Three Asian Indices, which we refer to as the notes.  The principal amount and issue price of each note is $1,000.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes.  See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

The initial basket value         At the initial offering of the notes, the basket will be equally-weighted among the
equals 100                       basket indices as described below, and the initial basket value is 100.  The fractional value of each of the basket indices included in the basket will be determined by a multiplier calculated so that each of the basket indices is equally weighted in the initial basket value, based on the closing values of each of the basket indices on the index business day immediately succeeding the day we price the notes for initial sale to the public.  If a market disruption event occurs on such day with respect to any basket index, the closing value of such index (but not of the other unaffected basket indices) used to determine its multiplier will be the closing value of such basket index on the next succeeding index business day on which no market disruption event occurs.

The basket                       The basket is composed of the following three Asian indices: the Nikkei 225 Index, the Hang Seng Index and the MSCI Taiwan Index.  The following table sets forth for each of the basket indices the Bloomberg page, the percentage of the initial basket value represented by each of the indices contained in the basket, the closing values of each of the basket indices used to calculate its multiplier and the multiplier for each of the basket indices:

                                                          PS-3

========================================================================================================================

                                                                          Percentage      Initial
                                                                            Weight     Closing Value
                                                             Bloomberg    of Initial     of Basket
                                          Basket Index          Page     Basket Value      Index         Multiplier
                                 -------------------------- ----------- -------------- --------------- -------------
                                 Nikkei 225 Index               NKY          33.33%
                                 Hang Seng Index                HSI          33.33%
                                 MSCI Taiwan Index              TWY          33.33%

                                 The multiplier for each of the basket indices will be a fractional value of the index calculated so that each of the basket indices represents its respective percentage weight of the initial basket value of 100 based on the closing values of each of the basket indices on the index business day immediately succeeding the day we price the notes for initial sale to the public.

                                 The multiplier for each of the basket indices will remain constant for the term of the notes.

Payment at maturity              Unlike ordinary debt securities, the notes do not pay interest.  Instead, at maturity, if the final average basket value is greater than the initial basket value, you will receive the principal amount of $1,000 plus a supplemental redemption amount based on the performance of the basket.

                                 The initial basket value will be determined on the index business day immediately succeeding the day we price the notes for initial sale to the public and will equal the sum of (i) the closing value of the Nikkei 225 Index times the Nikkei 225 Index multiplier, (ii) the closing value of the Hang Seng Index times the Hang Seng Index multiplier and (iii) the closing value of the MSCI Taiwan Index times the MSCI
                                 Taiwan Index multiplier.

                                 The final average basket value will equal the arithmetic average of the basket closing values on each of the six specified determination dates during the final year of the term of the notes.  If the scheduled final determination date is not an index business day or if a market disruption event occurs on that day, the maturity date of the notes will be postponed until the second scheduled trading day following the final determination date as postponed.

                                 The basket closing value for each determination date will equal the sum of (i) the closing value of the Nikkei 225 Index on such determination date times the Nikkei
                                 225 Index multiplier, (ii) the closing value of the Hang Seng Index on such determination date times the Hang Seng Index multiplier and (iii) the closing value of the MSCI Taiwan Index on such determination date times the MSCI Taiwan Index multiplier.
                                                              100% Principal Protection

                                 At maturity, we will pay you at least $1,000 plus the supplemental redemption amount, if any.

                                                          PS-4

========================================================================================================================

                                                          The Supplemental Redemption Amount
                                                             Linked to the Basket Indices

                                 The supplemental redemption amount will be equal to (i) $1,000 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii) 130%, which we refer to as the participation rate.  If the final average basket value is greater than the initial basket value, the supplemental redemption amount will be calculated as follows:

                    supplemental                   (final average basket value - initial basket value)     participation
                  redemption amount  =  $1,000 x  ----------------------------------------------------- x      rate
                                                                     initial basket value

                                where

                                initial basket value   =  the sum of (i) the closing value of the Nikkei 225 Index times the Nikkei 225 Index multiplier, (ii) the closing value of the
                                                          Hang Seng Index times the Hang Seng Index multiplier, and (iii)
                                                          the closing value of the MSCI Taiwan Index times the MSCI Taiwan
                                                          Index multiplier, each as calculated on the index business day immediately succeeding the day we price the notes for initial sale to the public

                                final average          =  the arithmetic average of the basket closing values on each of
                                basket value              the six determination dates, as calculated by the calculation agent on the final determination date

                                basket closing         =  on any determination date, the sum of (i) the closing value of
                                value                     the Nikkei 225 Index on such determination date times the Nikkei
                                                          225 Index multiplier, (ii) the closing value of the Hang Seng
                                                          Index on such determination date times the Hang Seng Index multiplier and (iii) the closing value of the MSCI Taiwan Index on such determination date times the MSCI Taiwan Index
                                                          multiplier

                                determination          =  May    , 2009, June    , 2009, July    , 2009, August    , 2009,
                                dates                     September      , 2009, October     ,2009, November     , 2009,
                                                          December      , 2009, January     , 2010 and February    , 2010,
                                                          in each case subject to adjustment in the event of certain market disruption events

                                 If the final average basket value is less than or equal to the initial basket value, the supplemental redemption amount will be zero. In that case, you will receive at maturity only the principal amount of $1,000 for each note that you hold and will not receive any supplemental redemption amount. On PS-7, we have provided examples of hypothetical payouts on the notes.

                                 You can review the historical values of each of the basket indices and a graph of historical basket closing values based on an equally-weighted basket for the period from January 1, 2000 to December 20, 2005 in the section of this pricing supplement called "Description of Notes--Historical Information." The payment of dividends on the stocks that underlie the basket indices is not reflected in the levels of the basket indices and, therefore, has no effect on the calculation of the payment at maturity.

                                                          PS-5

========================================================================================================================

You may revoke your offer to     We are using this pricing supplement to solicit from you an offer to purchase the
purchase the notes prior to      notes.  You may revoke your offer to purchase the notes at any time prior to the
our acceptance                   time at which we accept such offer by notifying the relevant agent.  We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance.  In the event of any material changes to the terms of the notes, we will notify you.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley & Co. Incorporated, which we refer
calculation agent                to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes.  As calculation agent, MS & Co. will determine the initial basket value, the final average basket value, the basket percentage change and the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as     The notes will be treated as "contingent payment debt instruments" for U.S. federal
contingent payment debt          income tax purposes, as described in the section of this pricing supplement called
instruments for U.S. federal     "Description of Notes--United States Federal Income Taxation."  Under this
income tax purposes              treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation" and the
                                 sections called "United States Federal Taxation--Notes--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of Securities or Indices" and "United States
                                 Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S.
                                 Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more          The notes are senior notes issued as part of our Series F medium-term note
information on the notes         program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated January 25, 2006.  We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Fixed Rate Notes" and "--Notes Linked to
                                 Commodity Prices, Single Securities, Baskets of Securities or Indices."

                                 Because this is a summary, it does not contain all the information that may be important to you.  For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement.  You should also read about some of the risks involved in investing in notes in the section called "Risk Factors."  The tax treatment of investments in index-linked notes such as these differs from that of investments in ordinary debt securities.  See the section of this pricing supplement called "Description of Notes--United States
                                 Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                  You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212)
                                 761-4000).

                                                          PS-6

========================================================================================================================

                                            HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the final average basket value is greater than the initial basket value, for each $1,000 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of
$1,000. The supplemental redemption amount will be calculated on the final determination date and is equal to (i) $1,000 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii)
the participation rate.

     Presented below is a hypothetical example showing how the payout on the notes at maturity, including the supplemental redemption amount, is calculated.

Example:

The final average basket value is 50% greater than the initial basket value.

Participation Rate:   130%   (1.30)
Initial Basket Value: 100
Final Average Basket Value:  150

              Supplemental                                150 - 100
              Redemption Amount per  =   $1,000    x   --------------     x  1.30     =     $650
              note                                           100

     In the example above, the total payout at maturity per note will equal $1,650, which is the sum of the principal amount of $1,000 and a supplemental redemption amount of $650.

     If the final average basket value is less than or equal to the initial basket value, you will not receive any supplemental redemption amount and will receive only the return of your $1,000 principal amount at maturity.

     The supplemental redemption amount, if any, is based on the final average basket value, which equals the arithmetic average of the basket closing values on six hypothetical determination dates over the term of the notes. Because the basket closing values may be subject to significant fluctuations during the final year of the term of the notes, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the basket closing values on the hypothetical determination dates on the amount payable to you at maturity. However, the basket closing values may not increase or decrease over the term of the notes in accordance with any of the trends depicted by the hypothetical examples below.

     The following four examples illustrate the payout at maturity on the notes, for a range of hypothetical basket closing values on each of six hypothetical determination dates and demonstrate the impact of basing the calculation of the supplemental redemption amount for the notes on the final average basket value.

     These examples are based on an initial basket value of 100 and an issue price per note of $1,000.

                                        --------------------------------------------------------------------------
                                            Example 1          Example 2           Example 3           Example 4
                                        --------------------------------------------------------------------------
                                         Basket Closing      Basket Closing      Basket Closing     Basket Closing
                                              Value              Value               Value               Value
                                        --------------------------------------------------------------------------
                1st Determination Date         110                 90                 110                  90
                2nd Determination Date         120                 80                 120                  80
                3rd Determination Date         130                 70                 110                  70
                4th Determination Date         140                 60                 100                  60
                5th Determination Date         150                 50                  90                 110
              Final Determination Date         160                 40                  80                 120
-----------------------------------------------------------------------------------------------------------------
           Final Average Basket Value:         135                 65                 101.67              88.33
-----------------------------------------------------------------------------------------------------------------
       Supplemental Redemption Amount:        $455                $0.00               $21.71              $0.00
-----------------------------------------------------------------------------------------------------------------
        Payout at maturity on a $1,000       $1,455             $1,000              $1,021.71            $1,000
                           investment:
-----------------------------------------------------------------------------------------------------------------

                                                          PS-7

========================================================================================================================

o   In Example 1, the basket closing value increases on each determination date. Consequently, the final average basket value of 135 is lower than the basket closing value of 160 on the final determination date. At maturity, for each note the investor receives $1,455, the sum of the principal amount of $1,000 and the supplemental redemption amount of $455. The return on the notes at maturity represents a 45.5% increase above the issue price, which is less than the simple basket indices return of 60.0% over the term of the notes.

o   In Example 2, the basket closing value decreases on each determination date. Consequently, the final average basket value of 65 is higher than the basket closing value of 40 on the final determination date. Because the final average basket value is less than the initial basket value, there is no supplemental redemption amount. However, the investor receives the principal amount of $1,000 for each note at maturity, even though the simple basket indices return declines 35% over the term of the notes.

o   In Example 3, the basket closing value reaches a high of 120 on the second determination date and declines on each subsequent determination date. At maturity, the final average basket value of 101.67 is higher than the basket closing value of 80 on the final determination date. At maturity, for each note the investor receives $1,021.71, the sum of the principal amount of $1,000 and the supplemental redemption amount of $21.71. The return on the notes at maturity represents a 2.2% increase above the issue price, even though the simple basket indices return declines
    20.0% over the term of the notes.

o   In Example 4, the basket closing value declines on each of the first four determination dates to a low of 60 and increases on the last two determination dates. At maturity, the final average basket value of 88.33 is less than the basket closing value of 120 on the final determination date. However, because the final average basket value is less than the initial basket value, there is no supplemental redemption amount, and the investor receives only the principal amount of $1,000 for each note at maturity. The return of only the principal amount of the notes at maturity is less than the simple basket indices return of 20% over the term of the notes.

     You can review the historical values of the basket indices for the period from January 1, 2000 through December 20,
2005 and a graph of historical basket closing values based on an equally-weighted basket for the period from January 1,
2000 to December 20, 2005 in the section of this pricing supplement called "Description of Notes--Historical
Information." You cannot predict the future performance of the basket indices based on its historical performance.

                                                          PS-8

========================================================================================================================

                                                      RISK FACTORS

     The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket indices. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of ordinary debt securities in that we
the notes do not pay interest    will not pay interest on the notes.  Because the supplemental redemption amount due at maturity may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.  The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value over the initial basket value.

The notes may not pay more       If the final average basket value is less than or equal to the initial basket
than the principal amount at     value, you will receive only the principal amount of $1,000 for each note you hold
maturity                         at maturity.

The notes will not be listed     The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  MS & Co. currently intends to act as a market maker for the notes but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS &
                                 Co. is willing to transact.  If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the notes

Market price of the notes        Several factors, many of which are beyond our control, will influence the value of
influenced by many               the notes in the secondary market and the price at which MS & Co. may be willing to
unpredictable factors            purchase or sell the notes in the secondary market, including:

                                 o    the closing value of each of the basket indices at any time and, in particular, on the specified determination dates

                                 o    the volatility (frequency and magnitude of changes in value) of the basket indices

                                 o    interest and yield rates in the market

                                 o    geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities underlying the basket indices or stock markets generally and that may affect the final average basket value

                                 o    the time remaining to the maturity of the notes

                                 o    the dividend rate on the stocks underlying the basket indices

                                 o    our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket closing value is at, below or not sufficiently above the initial basket value or if market interest rates rise.

                                                          PS-9

========================================================================================================================

                                 You cannot predict the future performance of the basket indices based on their historical performance.  We cannot guarantee that the final average basket value will be higher than the initial basket value so that you will receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of commissions     Assuming no change in market conditions or any other relevant factors, the price,
and projected profit from        if any, at which MS & Co. is willing to purchase notes in secondary market
hedging in the original issue    transactions will likely be lower than the original issue price, since the original
price is likely to adversely     issue price included, and secondary market prices are likely to exclude,
affect secondary market prices   commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or   Price movements in the basket indices may not correlate with each other.  At a time
more of the basket indices may   when the value of one or more of the basket indices increases, the value of one or
offset each other                more of the other basket indices may not increase as much or may even decline in value.  Therefore, in calculating the basket closing value on a determination date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices.  You can review the historical prices of each of the basket indices for each calendar quarter in the period from January 1, 2000 through
                                 December 20, 2005 and a graph of historical basket closing values for the period from January 1, 2000 through December 20, 2005 in this pricing supplement under
                                 "Description of Notes--Historical Information."  You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance.  In addition, there can be no assurance that the final average basket value will be higher than the initial basket value.  If the final average basket value is at or below the initial basket value, you will receive at maturity only the principal amount of the notes.

Investing in the notes is not    Because the final average basket value is based on the closing value of the basket
equivalent to investing in the   on the ten determination dates during the term of the notes, it is possible for the
basket indices                   final average basket value to be lower than the initial basket value even if the value of the basket at maturity is higher than the initial basket value.  A decrease in the basket value on any one determination date could more than offset the increases in the basket value on other determination dates.

Adjustments to the basket        Nihon Keizai Shimbun, Inc., the publisher of the Nikkei 225 Index, is responsible
indices could adversely affect   for calculating and maintaining the Nikkei 225 Index.  Hang Seng Data Services
the value of the notes           Limited, the publisher of the Hang Seng Index, is responsible for calculating and maintaining the Hang Seng Index.  Morgan Stanley Capital International, the
                                 publisher of the MSCI Taiwan Index, is responsible for calculating and maintaining the MSCI Taiwan Index.

                                 The publisher of any basket index can add, delete or substitute the stocks underlying the basket index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the basket index.  Any of these actions could adversely affect the value of the notes.

                                 The publisher of any basket index may discontinue or suspend calculation or publication of the basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that

                                                         PS-10

========================================================================================================================

                                 is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, on the following determination date(s) the basket closing value will be an amount based on the closing prices of the remaining basket indices and the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the closing value last in effect prior to discontinuance of the applicable basket index.

You have no shareholder rights   As an investor in the notes, you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any basket index.

There are risks associated       The underlying stocks that constitute the basket indices have been issued by
with investments in securities   companies in various foreign countries.  Investments in securities indexed to the
indexed to the value of          value of foreign equity securities involve risks associated with the securities
foreign equity securities        markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

                                 The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.
                                 Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The economic interests of the    The economic interests of the calculation agent and other of our affiliates are
calculation agent and other of   potentially adverse to your interests as an investor in the notes.
our affiliates are potentially
adverse to your interests        As calculation agent, MS & Co. will determine the initial basket value and the final average basket value, and calculate the supplemental redemption amount, if any, you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any closing value in the event of a discontinuance of a basket index, may affect the payout to you at maturity.  See the sections of this pricing supplement called "Description of Notes--Market Disruption Event" and
                                 "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes.  The subsidiaries through which we hedge our obligations under the notes expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

                                                         PS-11

========================================================================================================================

Hedging and trading activity     MS & Co. and other affiliates of ours will carry out hedging activities related to
by the calculation agent and     the notes (and possibly to other instruments linked to the basket indices or their
its affiliates could             component stocks), including trading in the stocks underlying the basket indices as
potentially adversely affect     well as in other instruments related to the basket indices.  MS & Co. and some of
the values of the basket         our other subsidiaries also trade the stocks underlying the basket indices and
indices                          other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the notes for initial sale to the public could potentially increase the initial basket value and, as a result, could increase the values at which the basket indices must close on the determination dates before you receive a payment at maturity that exceeds the principal amount on the notes.  Additionally, such hedging or trading activities during the term of the notes could potentially affect the values of the basket indices on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The notes will be treated as     You should also consider the tax consequences of investing in the notes.  The notes
contingent payment debt          will be treated as "contingent payment debt instruments" for U.S. federal income
instruments for U.S. federal     tax purposes, as described in the section of this pricing supplement called
income tax purposes              "Description of Notes--United States Federal Income Taxation."  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation" and the
                                 sections called "United States Federal Taxation--Notes--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of Securities or Indices" and "United States
                                 Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income
                                 Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                         PS-12

========================================================================================================================

                                                  DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term
"Notes" refers to each $1,000 principal amount of any of our Capital Protected Notes Due February , 2010, Based on the
Value of a Basket of Three Indices. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount....................    $

Original Issue Date (Settlement Date )........                , 2006

Maturity Date.................................    February   , 2010, subject to extension in accordance with the
                                                  following paragraph in the event of a Market Disruption Event on the final Determination Date for calculating the Final Average Basket
                                                  Value.

                                                  If, due to a Market Disruption Event or otherwise, the final
                                                  Determination Date with respect to any Basket Index is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the latest final Determination Date with respect to any Basket Index so postponed. See "--Determination
                                                  Dates" below.

Interest Rate.................................    None

Specified Currency............................    U.S. Dollars

CUSIP Number..................................    61747Y584

Minimum Denominations.........................    $1,000

Issue Price...................................    $1,000 (100%)

Basket Indices................................    The Basket Indices are the indices set forth in the table below. The table also indicates the relevant Bloomberg Page for each of the
                                                  Basket Indices, the Percentage Weight of the Initial Basket Value
                                                  represented by each of the Basket Indices used to calculate its
                                                  Multiplier and the Multiplier for Each of the Basket Indices.

                                                                                Percentage      Initial
                                                                                  Weight        Closing
                                                                    Bloomberg   of Initial     Value of
                                                    Basket Index       Page    Basket Value  Basket Index    Multiplier
                                                 ----------------- ---------- ------------- -------------- -------------
                                                 Nikkei 225 Index     NKY          33.33%
                                                 Hang Seng Index      HSI          33.33%
                                                 MSCI Taiwan Index    TWY          33.33%

                                                  The Multiplier for each of the Basket Indices as set forth in the table above will remain constant for the term of the Notes and will be calculated on the Index Business Day following the day we price the notes for initial sale to the public so that the Initial Basket Value will be 100.

                                                         PS-13

========================================================================================================================

                                                  In this "Description of Notes," references to Basket Indices will include any Successor Indices (as defined under "--Discontinuance of a
                                                  Basket Index; Alteration of Method of Calculation" below), unless the context requires otherwise.

Maturity Redemption Amount....................    At maturity, upon delivery of the Notes to the Trustee, we will pay with respect to the $1,000 principal amount of each Note an amount in cash equal to $1,000 plus the Supplemental Redemption Amount, if any, as determined by the Calculation Agent.

                                                  We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 principal amount of each Note, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business
                                                  Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Notes to the Trustee for delivery to
                                                  DTC, as holder of the Notes, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or
                                                  Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption Amount................    The Supplemental Redemption Amount will be equal to (i) $1,000 times
                                                  (ii) the Basket Percent Change times (iii) the Participation Rate;
                                                  provided that the Supplemental Redemption Amount will not be less than zero. The Calculation Agent will calculate the Supplemental Redemption
                                                  Amount on the final Determination Date.

Basket Percent Change.........................    The Basket Percent Change is a fraction, the numerator of which will be the Final Average Basket Value minus the Initial Basket Value and the denominator of which will be the Initial Basket Value. The Basket
                                                  Percent Change is described by the following formula:

                                                        (Final Average Basket Value - Initial Basket Value)
                                                        ---------------------------------------------------
                                                                          Initial Basket Value

Basket Closing Value..........................    The Basket Closing Value on any Determination Date will equal the sum of (i) the Nikkei 225 Index Closing Value on such Determination Date times the Nikkei 225 Index Multiplier, (ii) the Hang Seng Index
                                                  Closing Value on such Determination Date times the Hang Seng Index
                                                  Multiplier and (iii) the MSCI Taiwan Index Closing Value on such
                                                  Determination Date times the MSCI Taiwan Index Multiplier. In certain circumstances, the Basket Closing Value will be based on the alternate calculation of the Basket Indices described under "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

Initial Basket Value..........................    100

                                                         PS-14

========================================================================================================================

Final Average Basket Value....................    The arithmetic average of the Basket Closing Values on the ten
                                                  Determination Dates, as calculated by the Calculation Agent on the final Determination Date.

Participation Rate............................    130%

Nikkei 225 Index Closing Value................    The Nikkei 225 Index Closing Value on any Index Business Day will equal the closing value of the Nikkei 225 Index or any Successor Index
                                                  (as defined under "--Discontinuance of a Basket Index; Alteration of
                                                  Method of Calculation" below) as displayed on the applicable Bloomberg
                                                  Page at the regular weekday close of trading on that Index Business
                                                  Day. In certain circumstances, the Nikkei 225 Index Closing Value will be based on the alternate calculation of the Nikkei 225 Index described under "--Discontinuance of a Basket Index; Alteration of
                                                  Method of Calculation."

Hang Seng Index Closing Value.................    The Hang Seng Index Closing Value on any Index Business Day will equal the closing value of the Hang Seng Index or any Successor Index as displayed on the applicable Bloomberg Page at the regular official weekday close of trading on that Index Business Day. In certain circumstances, the Hang Seng Index Closing Value will be based on the alternate calculation of the Hang Seng Index described under
                                                  "--Discontinuance of a Basket Index; Alteration of Method of
                                                  Calculation."

MSCI Taiwan Index Closing Value...............    The MSCI Taiwan Index Closing Value on any Index Business Day will equal the closing value of the MSCI Taiwan Index or any Successor
                                                  Index as displayed on the applicable Bloomberg Page at the regular official weekday close of trading on that Index Business Day. In certain circumstances, the MSCI Taiwan Index Closing Value will be based on the alternate calculation of the MSCI Taiwan Index described under "--Discontinuance of a Basket Index; Alteration of Method of
                                                  Calculation."

Bloomberg Page................................    The display page so designated by Bloomberg Financial Markets
                                                  ("Bloomberg"), as noted under "--Basket Indices" above, or any other display page that may replace that display page on Bloomberg and any successor service thereto. If Bloomberg or any successor service no longer displays the Nikkei 225 Index Closing Value, the Hang Seng
                                                  Index Closing Value or the MSCI Taiwan Index Closing Value (each, an
                                                  "Index Closing Value"), then the Calculation Agent will designate an alternate source of such Index Closing Value, which shall be the publisher of such index, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such index.

Index Business Day............................    Any day other than a Saturday or Sunday on which any relevant Index
                                                  Closing Value is calculated.

Determination Dates...........................    The Determination Dates will be May     , 2009, June    , 2009,
                                                  July    , 2009, August   , 2009, September   , 2009, October   , 2009,
                                                  November   , 2009, December   , 2009, January   , 2010 and February   ,
                                                  2010, in each such case subject to adjustment for non-Index Business
                                                  Days or Market Disruption Events with respect to a Basket Index as described in the two following paragraphs.

                                                         PS-15

========================================================================================================================

                                                  If any of the first nine scheduled Determination Dates is not an Index
                                                  Business Day or if a Market Disruption Event occurs on any such date with respect to any Basket Index, such Determination Date with respect to that Basket Index will be the immediately succeeding Index Business
                                                  Day during which no Market Disruption Event shall have occurred;
                                                  provided that, with respect to any Basket Index, if a Market
                                                  Disruption Event has occurred on each of the five Index Business Days immediately succeeding any of the first nine scheduled Determination
                                                  Dates, the Calculation Agent will determine the applicable Index
                                                  Closing Value and the related Basket Closing Value on such fifth succeeding Index Business Day in accordance with the formula for calculating the value of the applicable Basket Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such fifth succeeding Index Business Day of each security most recently comprising the applicable Basket Index; provided further that a Market
                                                  Disruption Event with respect to any particular Basket Index will not be a Market Disruption Event with respect to any other Basket Index.

                                                  If February  , 2010 (the final scheduled Determination Date) is not an
                                                  Index Business Day or if there is a Market Disruption Event with respect to any Basket Index on such day, the final Determination Date for such Basket Index will be the immediately succeeding Index
                                                  Business Day during which no Market Disruption Event shall have occurred; provided that a Market Disruption Event with respect to any particular Basket Index will not be a Market Disruption Event with respect to any other Basket Index.

Trading Day...................................    A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the
                                                  American Stock Exchange, Inc. ("AMEX"), the Nasdaq National Market,
                                                  the Chicago Mercantile Exchange and the Chicago Board of Options
                                                  Exchange, in the over-the-counter market for equity securities in the
                                                  United States.

Book Entry Note or Certificated Note..........    Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.
                                                  DTC's nominee will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                                  Securities--Registered Global Securities" in the accompanying prospectus.

                                                         PS-16

========================================================================================================================

Senior Note or Subordinated Note..............    Senior

Trustee.......................................    JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)

Agent.........................................    Morgan Stanley & Co. Incorporated and its successors ("MS & Co.")

Market Disruption Event.......................    Market Disruption Event means, with respect to any Basket Index, the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the level of such Basket Index (or the Successor Index) on the
                                                  Relevant Exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange(s); or a breakdown or failure in the price and trade reporting systems of any Relevant
                                                  Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the level of such Basket Index
                                                  (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange(s)
                                                  are materially inaccurate; or the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such
                                                  Basket Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion.

                                                  For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in a Basket
                                                  Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Basket Index shall be based on a comparison of (x) the portion of the value of such Basket Index attributable to that security relative to (y) the overall value of such Basket Index, in each case immediately before that suspension or limitation.

                                                  For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule
                                                  80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent)
                                                  on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on a Basket
                                                  Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or

                                                         PS-17

========================================================================================================================

                                                  market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to a Basket Index and (5) a
                                                  "suspension, absence or material limitation of trading" on any
                                                  Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange.............................    Relevant Exchange means the primary exchange or market of trading for any security then included in any Basket Index or any Successor Index.

Alternate Exchange Calculation
  in Case of an Event of Default .............    In case an event of default with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes (the "Acceleration
                                                  Amount") will be equal to the $1,000 principal amount per Note plus the Supplemental Redemption Amount, if any, determined as though the
                                                  Basket Closing Value for any Determination Date scheduled to occur on or after the date of such acceleration were the Basket Closing Value on the date of acceleration.

                                                  If the maturity of the Notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation
                                                  Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent.............................    MS & Co.

                                                  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the
                                                  Trustee and us.

                                                  All calculations with respect to the Basket Closing Value on each
                                                  Determination Date, the Final Average Basket Value and the
                                                  Supplemental Redemption Amount, if any, will be made by the
                                                  Calculation Agent and will be rounded to the nearest one
                                                  hundred-thousandth, with five one-millionths rounded upward (e.g.,
                                                  .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Notes will be rounded to the nearest cent, with one-half cent rounded upward.

                                                         PS-18

========================================================================================================================

                                                  Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Basket Closing Value, the Final Average Basket
                                                  Value, the Basket Percent Change, the Supplemental Redemption Amount
                                                  or whether a Market Disruption Event has occurred. See "--Market
                                                  Disruption Event" above and "--Discontinuance of a Basket Index;
                                                  Alteration of Method of Calculation" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

The Nikkei 225 Index..........................    The Nikkei 225 Index is a stock index calculated, published and disseminated by Nihon Keizai Shimbun, Inc., which is commonly referred to as Nikkei, that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on
                                                  225 underlying stocks (the "Underlying Stocks") trading on the Tokyo
                                                  Stock Exchange (the "TSE") representing a broad cross-section of
                                                  Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 Underlying
                                                  Stocks are stocks listed in the First Section of the TSE. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

                                                  The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods,
                                                  Materials, Capital Goods/Others and Transportation and Utilities.
                                                  These six sector categories are further divided into 36 industrial classifications.

                                                  The Nikkei 225 Index is a modified, price-weighted index (i.e., an
                                                  Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying
                                                  Stock by the corresponding weighting factor for such Underlying Stock
                                                  (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the
                                                  Nikkei 225 Index is calculated once per minute during TSE trading hours.

                                                  An Underlying Stock may be deleted or added by Nikkei. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying
                                                  Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v)
                                                  transfer of such stock to the Second Section. In addition, a component stock transferred to the "Kanri-Post" (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying
                                                  Stocks with relatively low liquidity, based

                                                         PS-19

========================================================================================================================

                                                  on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei. Upon deletion of a stock from the
                                                  Underlying Stocks, Nikkei will select a replacement for such deleted
                                                  Underlying Stock in accordance with certain criteria.

                                                  A list of the issuers of the Underlying Stocks constituting Nikkei 225
                                                  Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei.
                                                  Nikkei may delete, add or substitute any stock underlying the Nikkei
                                                  225 Index. Nikkei first calculated and published the Nikkei 225 Index in 1970.

The Hang Seng Index...........................    The Hang Seng Index ("HSI") is compiled, published and managed by HSI
                                                  Services Limited, a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969. The HSI is a market capitalization weighted stock market index in the Stock
                                                  Exchange of Hong Kong Ltd. (the "SEHK") consisting of 33 constituent stocks that account for about 70% of the total market capitalization of all stocks listed on the SEHK.

                                                  Constituent stocks of the HSI are selected by a rigorous process of detailed analysis, supported by extensive external consultations. To be eligible for selection, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all ordinary shares listed on the SEHK (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); (3) should normally have a listing history of
                                                  24 months; and (4) should not be a foreign company as defined by the
                                                  SEHK. From the many eligible candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the
                                                  Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

                                                  The Hang Seng Index is denominated in dollars and, as a result, the contribution to the value of the index basket by the Hang Seng Index and the dividends paid by the stocks included in that index will be affected by changes in the exchange rate between the United States dollars and the Hong Kong dollar.

The MSCI Taiwan Index.........................    The MSCI Taiwan Index(SM) is an equity index of securities listed on the Taiwan Stock Exchange. The index has a base date of January 1,
                                                  1998 and, as of May 31, 2004, the index contained 100 securities with a total market capitalization of US$107.12 billion. On January 9, 1997 futures contracts on the MSCI Taiwan Index began trading on the
                                                  Singapore Exchange Limited. Exchange traded funds (ETFs) based on the index are traded on both the American Stock Exchange and the Hong Kong
                                                  Stock Exchange. The MSCI Taiwan Index is a free float-adjusted market capitalization index. It is calculated daily in US dollars and published in real time in Taiwan Dollars, every 15 seconds during market trading hours.

                                                         PS-20

========================================================================================================================

                                                  MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following: each company's business activities and the diversification that its securities would bring to the index. All other things being equal,
                                                  MSCI targets for inclusion the most sizable securities in an industry group. Securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, presently, a security will be eligible for inclusion in the
                                                  MSCI Taiwan Index if it achieves a free float adjusted market capitalization of U.S.$ 400 million and will be eligible for deletion if such capitalization falls below U.S.$ 200 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

                                                  MSCI targets for inclusion the most liquid securities in an industry group. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock's relative standing within Taiwan and between cycles. Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index. There are three broad categories of MSCI Taiwan Index maintenance: an annual full country index review that reassesses the various dimensions of the equity universe in
                                                  Taiwan; quarterly index reviews, aimed at promptly reflecting other significant market events; and ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

Discontinuance of a Basket Index;
  Alteration of Method of Calculation.........    If the publication of any Basket Index is discontinued and a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a
                                                  "Successor Index") is published, then any subsequent Nikkei 225 Index
                                                  Closing Value, Hang Seng Index Closing Value or MSCI Taiwan Index
                                                  Closing Value, as applicable (each, an "Index Closing Value"), will be determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the
                                                  Relevant Exchange or market for the Successor Index on the date that any Index Closing Value is to be determined.

                                                  Upon any selection by the Calculation Agent of a Successor Index, the
                                                  Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the Notes, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the Notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                                         PS-21

========================================================================================================================

                                                  If the publication of a Basket Index is discontinued prior to, and such discontinuance is continuing on, the date that any Index Closing
                                                  Value is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no Successor Index is available at such time, then the Calculation Agent will determine the relevant Index Closing Value for such date in accordance with the formula for calculating such Basket Index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the
                                                  Relevant Exchange on such date of each security most recently comprising such Basket Index on the Relevant Exchange. Notwithstanding these alternative arrangements, discontinuance of the publication of any of the Basket Indices may adversely affect the value of the Notes.

                                                  If at any time the method of calculating a Basket Index or a Successor
                                                  Index, or the value thereof, is changed in a material respect, or if a
                                                  Basket Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation
                                                  Agent, fairly represent the value of such Basket Index or such
                                                  Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing
                                                  Value for such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the
                                                  Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such Basket Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Final Average
                                                  Basket Value with reference to such Basket Index or such Successor
                                                  Index, as adjusted. Accordingly, if the method of calculating such
                                                  Basket Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation
                                                  Agent will adjust such index in order to arrive at a value of such
                                                  Basket Index or such Successor Index as if it had not been modified
                                                  (i.e., as if such split had not occurred).

Historical Information........................    The following table sets forth the published high and low Index
                                                  Closing Values for each Basket Index, as well as end-of-quarter Index
                                                  Closing Values for each quarter in the period from January 1, 2000 through December 20, 2005. The Nikkei 225 Index Closing Value, the
                                                  Hang Seng Index Closing Value and the MSCI Taiwan Index Closing Value
                                                  on December 20, 2005 were 15,641.26, 15,169.17 and 271.68, respectively. We obtained the information in the tables below from
                                                  Bloomberg Financial Markets, without independent verification. The historical values of the Basket Indices should not be taken as an indication of future performance. The value of the Basket Indices may be lower on the Determination Dates than on the date we price the
                                                  Notes

                                                         PS-22

========================================================================================================================

                                                  for initial sale to the public so that you will receive only the
                                                  $1,000 principal amount of Notes at maturity. We cannot give you any assurance that the Final Average Basket Value will be higher than the
                                                  Initial Basket Value.

                                                      Nikkei 225 Index        High        Low      Period End
                                                 ------------------------ ----------- ---------- -------------
                                                 2000
                                                 First Quarter..........   20,706.65   18,168.27   20,337.32
                                                 Second Quarter.........   20,833.21   16,008.14   17,411.05
                                                 Third Quarter..........   17,614.66   15,626.96   15,747.26
                                                 Fourth Quarter.........   16,149.08   13,423.21   13,785.69
                                                 2001
                                                 First Quarter..........   14,032.42   11,819.70   12,999.70
                                                 Second Quarter.........   14,529.41   12,574.26   12,969.05
                                                 Third Quarter..........   12,817.41    9,504.41    9,774.68
                                                 Fourth Quarter.........   11,064.30    9,924.23   10,542.62
                                                 2002
                                                 First Quarter..........   11,919.30    9,420.85   11,024.94
                                                 Second Quarter.........   11,979.85   10,074.56   10,621.84
                                                 Third Quarter..........   10,960.25    9,075.09    9,383.29
                                                 Fourth Quarter.........    9,215.56    8,303.39    8,578.95
                                                 2003
                                                 First Quarter..........    8,790.92    7,862.43    7,972.71
                                                 Second Quarter.........    9,137.14    7,607.88    9,083.11
                                                 Third Quarter..........   11,033.32    9,265.56   10,219.05
                                                 Fourth Quarter.........   11,161.71    9,614.60   10,676.64
                                                 2004
                                                 First Quarter..........   11,770.65   10,365.40   11,715.39
                                                 Second Quarter.........   12,163.89   10,505.05   11,858.87
                                                 Third Quarter..........   11,896.01   10,687.81   10,823.57
                                                 Fourth Quarter.........   11,488.76   10,659.15   11,488.76
                                                 2005
                                                 First Quarter..........   11,966.69   11,238.37   11,668.95
                                                 Second Quarter.........   11,874.75   10,825.39   11,584.01
                                                 Third Quarter..........   13,617.24   11,565.99   13,574.30
                                                 Fourth Quarter
                                                    (through
                                                    December 20, 2005)..   15,778.86   13,106.18   15,641.26

                                                      Hang Seng Index         High        Low     Period End
                                                  ----------------------- ----------- ---------- ------------
                                                  2000
                                                  First Quarter..........  18,301.69   15,103.04   17,406.54
                                                  Second Quarter.........  16,941.68   13,722.70   16,155.78
                                                  Third Quarter..........  17,920.86   14,612.88   15,648.98
                                                  Fourth Quarter.........  16,184.68   13,984.39   15,095.53
                                                  2001
                                                  First Quarter..........  16,163.99   12,583.36   12,760.64
                                                  Second Quarter.........  13,877.95   12,063.71   13,042.53
                                                  Third Quarter..........  13,207.53    8,934.20    9,950.70
                                                  Fourth Quarter.........  11,847.06    9,797.54   11,397.21
                                                  2002
                                                  First Quarter..........  11,892.64   10,409.68   11,032.92
                                                  Second Quarter.........  11,974.61   10,355.92   10,598.55
                                                  Third Quarter..........  10,843.15    9,072.21    9,072.21
                                                  Fourth Quarter.........  10,227.01    8,858.69    9,321.29
                                                  2003
                                                  First Quarter..........   9,873.49    8,634.45    8,634.45
                                                  Second Quarter.........  10,030.37    8,409.01    9,577.12
                                                  Third Quarter..........  11,295.89    9,602.62   11,229.87
                                                  Fourth Quarter.........  12,594.42   11,546.12   12,575.94
                                                  2004
                                                  First Quarter..........  13,928.38   12,427.34   12,681.67
                                                  Second Quarter.........  13,031.81   10,967.65   12,285.75

                                                         PS-23

========================================================================================================================

                                                      Hang Seng Index         High        Low     Period End
                                                  ----------------------- ----------- ---------- ------------
                                                  Third Quarter..........  13,304.48   11,932.83   13,120.03
                                                  Fourth Quarter.........  14,266.38   12,818.10   14,230.14
                                                  2005
                                                  First Quarter..........  14,237.42   13,386.99   13,516.88
                                                  Second Quarter.........  14,287.44   13,355.23   14,201.06
                                                  Third Quarter..........  15,466.06   13,964.47   15,428.52
                                                  Fourth Quarter
                                                     (through
                                                     December 20, 2005)..  15,394.39   14,215.83   15,169.17

                                                      MSCI Taiwan Index        High       Low     Period End
                                                  ----------------------- ----------- --------- -------------
                                                  2000
                                                  First Quarter..........     453.78     381.88     432.65
                                                  Second Quarter.........     444.00     358.00     366.00
                                                  Third Quarter..........     379.00     285.00     285.00
                                                  Fourth Quarter.........     287.00     215.00     222.00
                                                  2001
                                                  First Quarter..........     283.00     228.00     260.00
                                                  Second Quarter.........     253.00     220.00     228.00
                                                  Third Quarter..........     229.00     158.00     165.00
                                                  Fourth Quarter ........     258.00     156.00     256.00
                                                  2002
                                                  First Quarter..........     282.99     246.39     277.77
                                                  Second Quarter.........     289.96     223.34     227.30
                                                  Third Quarter..........     240.93     178.84     178.86
                                                  Fourth Quarter.........     210.31     162.81     189.53
                                                  2003
                                                  First Quarter..........     216.15     181.33     184.08
                                                  Second Quarter.........     219.73     177.59     210.88
                                                  Third Quarter..........     258.49     217.56     250.04
                                                  Fourth Quarter.........     273.90     248.82     259.11
                                                  2004
                                                  First Quarter..........     300.55     261.11     277.02
                                                  Second Quarter.........     292.39     233.12     248.25
                                                  Third Quarter..........     249.84     224.29     243.79
                                                  Fourth Quarter.........     257.67     234.90     257.67
                                                  2005
                                                  First Quarter..........     261.15     240.29     247.50
                                                  Second Quarter.........     266.97     235.89     260.81
                                                  Third Quarter..........     271.34     247.38     256.41
                                                  Fourth Quarter
                                                     (through December
                                                     20, 2005)...........     271.83     235.23     271.68

Historical Chart..............................    The following chart shows the historical values of the basket
                                                  (assuming that each of the Basket Indices are weighted as described in
                                                  "Basket Indices" above at December 20, 2005). The chart covers the period from January 1, 2000 through December 20, 2005. The historical performance of the Basket Closing Value and the Basket Indices cannot be taken as an indication of their future performance.

                                                         PS-24

========================================================================================================================

Use of Proceeds and Hedging...................    The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Notes through one or more of our subsidiaries. The original issue price of the Notes includes the
                                                  Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the Notes and the cost of hedging our obligations under the Notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of
                                                  Proceeds" in the accompanying prospectus.

                                                  On or prior to the day we price the Notes for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Notes by taking positions in the stocks underlying the Basket Indices, in futures or options contracts on the Basket Indices or their component securities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of the Basket Indices, and, therefore, the value at which the
                                                  Basket Indices must close on the Determination Dates before you would receive at maturity a payment that exceeds the principal amount of the
                                                  Notes. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes, including on
                                                  Determination Dates, by purchasing and selling the stocks underlying the Basket Indices, futures or options contracts on the Basket Indices or their component stocks listed on major securities markets or positions in any other available securities or

                                                         PS-25

========================================================================================================================

                                                  instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Determination Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Indices and, therefore, adversely affect the value of the Basket Indices on the
                                                  Determination Dates or the payment that you will receive at maturity.

Supplemental Information Concerning
  Plan of Distribution........................    Under the terms and subject to the conditions contained in the U.S.
                                                  distribution agreement referred to in the prospectus supplement under
                                                  "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. The Agent may allow a concession not in
                                                  excess of   % per Note to other dealers, which may include Morgan
                                                  Stanley & Co. International Limited and Bank Morgan Stanley AG. We
                                                  expect to deliver the Notes against payment therefor in New York, New
                                                  York on   , 2006. After the initial offering, the Agent may vary the offering price and other selling terms from time to time.

                                                  In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the
                                                  Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes or the individual stocks underlying the Basket Indices in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the
                                                  Agent has entered into a hedging transaction with us in connection with this offering of Notes. See "--Use of Proceeds and Hedging"
                                                  above.

                                                  General

                                                  No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United
                                                  States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement

                                                         PS-26

========================================================================================================================

                                                  or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                                  The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each
                                                  non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                                  Brazil

                                                  The Notes may not be offered or sold to the public in Brazil.
                                                  Accordingly, the offering of the Notes has not been submitted to the
                                                  Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in
                                                  Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                                  Chile

                                                  The Notes have not been registered with the Superintendencia de
                                                  Valores y Seguros in Chile and may not be offered or sold publicly in
                                                  Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                                  Hong Kong

                                                  The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The
                                                  Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside
                                                  Hong Kong or

                                                         PS-28

========================================================================================================================

                                                  only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                                  Mexico

                                                  The Notes have not been registered with the National Registry of
                                                  Securities maintained by the Mexican National Banking and Securities
                                                  Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                                  Singapore

                                                  This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary
                                                  Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in Singapore.

License Agreement between Nihon Keizai
Shimbun, Inc. and Morgan Stanley..............    As of the Settlement Date, we expect to receive the consent of Nikkei, the publisher of the Nikkei 225 Index, to use and refer to the Nikkei
                                                  225 Index in connection with the Notes. Nikkei has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by
                                                  Nikkei. We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the Notes; it does not sponsor, endorse, authorize, sell or promote the Notes, and has no obligation or liability in connection with the administration, marketing or trading of the Notes or with the calculation of the Payment at Maturity, as described above.

License Agreement between HSI
  Services Limited and Morgan Stanley.........    All information in this pricing supplement regarding the Hang Seng
                                                  Index including, without limitation, its make-up, method calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by HSI Services Limited or any of its affiliates (the "HS
                                                  Index Sponsor") and Hang Seng Data Services Limited. The HS Index
                                                  Sponsor has no obligation to HS Index in connection with the issuance of certain securities, including the Notes. Morgan Stanley is not affiliated with the HS

                                                         PS-28

========================================================================================================================

                                                  Index Sponsor; the only relationship between the HS Index Sponsor and
                                                  Morgan Stanley is the expected licensing of the use of HS Index and trademarks related to the HS Index.

                                                  The Hang Seng Index is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name "Hang Seng Index" and its Chinese equivalent are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng
                                                  Data Services Limited have agreed to the use of, and reference to, the
                                                  Hang Seng Index by licensee in connection with the Notes, but neither
                                                  HSI Services Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the Notes or any other person the accuracy or completeness of the Hang Seng Index and its computation or any inaccuracies, omissions or errors of HSI in computing the Hang Seng Index. Any person dealing with the Notes shall place no reliance whatsoever on HSI and or HSDS not bring any claims or legal proceedings against HAS or HSDS in any manner whatsoever.

  License Agreement between MSCI and
     Morgan Stanley...........................    MSCI and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI
                                                  Taiwan Index, which is owned and published by MSCI, in connection with certain securities, including the Notes. The license agreement between
                                                  MSCI and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                                  The Notes are not sponsored, endorsed, sold or promoted by MSCI, any affiliate of MSCI (save the issuer, being an affiliate of MSCI) or any other person involved in, or related to, making or compiling any MSCI
                                                  Index (collectively, the "MSCI Parties"). The MSCI Indexes are the exclusive property of MSCI. MSCI and the MSCI Index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Morgan Stanley. No MSCI Party makes any representation or warranty, express or implied, to the investors in the Notes or any member of the public regarding the advisability of investing in financial securities generally or in the Notes particularly or the ability of any MSCI Index to track corresponding stock market performance. MSCI or its affiliates are the licensors of certain trademarks, service marks and trade names and of the MSCI
                                                  Indexes which are determined, composed and calculated by MSCI without regard to the Notes or the issuer or investor in the Notes. No MSCI party has any obligation to take the needs of the issuers or investors in the Notes into consideration in determining, composing or calculating the MSCI Indexes. No MSCI Party is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are redeemable

                                                         PS-29

========================================================================================================================

                                                  for cash. No MSCI party has any obligation or liability to the investors in the Notes in connection with the administration, marketing or offering of the Notes.

                                                  Although MSCI shall obtain information for inclusion in or for use in the calculation of the MSCI Indexes from sources that MSCI considers reliable, no MSCI Party warrants or guarantees the originality, accuracy and/or the completeness of any MSCI Index or any data included therein. No MSCI Party makes any warranty, express or implied, as to results to be obtained by the issuer of the Notes, investors in the Notes, or any other person or entity, from the use of any MSCI Index or any data included therein. No MSCI party shall have any liability for any errors, omissions or interruptions of or in connection with any MSCI Index or any data included therein. Further, no MSCI Party makes any express or implied warranties of any kind, and each MSCI Party hereby expressly disclaims all warranties of merchantability and fitness for a particular purpose, with respect to any MSCI Index and any data included therein. Without limiting any of the foregoing, in no event shall any MSCI Party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

                                                  The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability that the issuer may make elsewhere in this pricing supplement or the accompanying prospectus supplement or prospectus or otherwise to prospective or actual purchasers of or investors in the Notes.

                                                  No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark in any manner of endorsement without first contacting
                                                  MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

                                                  "MSCI Taiwan Index(SM)" is a service mark of MSCI and has been licensed for use by Morgan Stanley. The Notes are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the Notes.

ERISA Matters for Pension Plans
  and Insurance Companies.....................    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974,
                                                  as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes.
                                                  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                                         PS-30

========================================================================================================================

                                                  In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter
                                                  Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest"
                                                  within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction"
                                                  rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                                  The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE
                                                  95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                                  Because we may be considered a party in interest with respect to many
                                                  Plans, the Notes may not be purchased, held or disposed of by any
                                                  Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity")
                                                  or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or
                                                  84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or
                                                  Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code
                                                  (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                                         PS-31

========================================================================================================================

                                                  Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested.
                                                  Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available.
                                                  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                                  Purchasers of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income Taxation.........    The following summary is based on the opinion of Davis Polk &
                                                  Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the Notes that (i) purchase the Notes at their Issue Price and (ii)
                                                  will hold the Notes as capital assets within the meaning of Section
                                                  1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                                                  o   certain financial institutions;

                                                  o   tax-exempt organizations;

                                                  o   dealers and certain traders in securities or foreign currencies;

                                                  o   investors holding a Note as part of a hedging transaction, straddle, conversion or other integrated transaction;

                                                  o   U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

                                                  o   partnerships;

                                                  o   nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                                                  o   corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                                  o   Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                                  o   Non-U.S. Holders for whom income or gain in respect of a Note is effectively connected with a trade or business in the United
                                                      States; and

                                                         PS-32

========================================================================================================================

                                                  o   Non-U.S. Holders who are individuals having a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

                                                  If you are considering purchasing the Notes, you are urged to consult your own tax advisor with regard to the application of the U.S.
                                                  federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                                  U.S. Holders

                                                  This section applies to you only if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes. As used herein, the term "U.S.
                                                  Holder" means a beneficial owner of a Note for U.S. federal income tax purposes that is:

                                                  o   a citizen or resident of the United States;

                                                  o   a corporation created or organized in or under the laws of the
                                                      United States or of any political subdivision thereof; or

                                                  o   an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                                  The Notes will be treated as "contingent payment debt instruments" for
                                                  U.S. federal income tax purposes. U.S. Holders should refer to the discussions under "United States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or
                                                  Indices" and "United States Federal Taxation--Backup Withholding" in
                                                  the accompanying prospectus supplement for a full description of the
                                                  U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                                  In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, despite the fact that no stated interest will actually be paid on the Notes.
                                                  As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash will be paid on the
                                                  Notes from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income.

                                                  The rate of accrual of OID on the Notes is the yield at which we would issue a fixed rate, non-contingent debt instrument with terms similar to those of the Notes or the appropriate applicable federal rate, whichever is greater (our "comparable yield") and is determined at the time of the issuance of the Notes. We have determined that the
                                                  "comparable yield" is a rate of   % compounded annually. Based on our
                                                  determination of the comparable yield, the "projected payment schedule" for a Note (assuming an issue price of $1,000) consists of a
                                                  projected amount equal to $         due at maturity.

                                                         PS-33

========================================================================================================================

                                                  The following table states the amount of OID that will be deemed to have accrued with respect to a Note for each calendar year assuming a day count convention of 30 days per month and 360 days per year), based upon our determination of the comparable yield and the projected payment schedule (as described below):

                                                                                                    TOTAL OID DEEMED
                                                                                         OID        TO HAVE ACCRUED
                                                                                      DEEMED TO      FROM ORIGINAL
                                                                                    ACCRUE DURING   ISSUE DATE (PER
                                                                                    CALENDAR YEAR   NOTE) AS OF END
                                                            CALENDAR YEAR             (PER NOTE)    OF CALENDAR YEAR
                                                  ------------------------------- ---------------- ------------------
                                                  Original Issue Date through
                                                     December 31, 2006..........          $              $
                                                  January 1, 2007 through
                                                     December 31, 2007..........          $              $
                                                  January 1, 2008 through
                                                     December 31, 2008..........          $              $
                                                  January 1, 2009 through
                                                     December 31, 2009..........          $              $
                                                  January 1, 2010 through
                                                     February    , 2010.........          $              $

                                                  The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders'
                                                  OID accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of payments that will be made on a Note.

                                                  Non-U.S. Holders

                                                  This section applies to you only if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note for U.S. federal income tax purposes that is:

                                                  o   a nonresident alien individual;

                                                  o   a foreign corporation; or

                                                  o   a foreign trust or estate.

                                                  Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note.
                                                  Subject to the discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note will not be subject to U.S. federal income or withholding tax, provided that:

                                                  o   such Non-U.S. Holder does not own, actually or constructively, 10%
                                                      or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

                                                  o   the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                                         PS-34

========================================================================================================================

                                                  Certification Requirements. Sections 871(h) and 881(c) of the Code
                                                  require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certifies on Internal Revenue Service (the "IRS") Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding these certification requirements.

                                                  Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to United States federal withholding tax, even if the W-8BEN certification requirement described above were satisfied.

                                                  If you are considering purchasing the Notes, you are urged to consult your own tax advisor regarding the U.S. federal estate tax consequences of investing in the Notes.

                                                  Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with the payments on the Notes at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to
                                                  U.S. backup withholding on such payments or proceeds, unless the
                                                  Non-U.S. Holder complies with certification requirements to establish that it is not a United States person. The certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the
                                                  Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                         PS-35